Stephen Wan
Accountancy Corporation

848 Stewart Drive, Suite 100
Sunnyvale, California 94085
Main: (408) 736.3000
Fax: (408) 736.3303

2323 Noriega Street, Suite 203
San Francisco, CA 94112
Main: (415) 731.3861
www.stephenwancpa.com

August 1, 2012

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: Bridgeway Acquisition Corp.

File Ref. No. 000-54224
We have read the statements of Bridgeway Acquisition Corp. pertaining to our firm included under Item 4.01 (a) of Form 8-K dated July 26, 2012 and agree with such statements as they pertain to our firm.

Regards,

Stephen Wan Accountancy Corporation

Stephen Wan Accountancy Corporation
Sunnyvale, California